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EX - 99.(e)(1)

                             DISTRIBUTION AGREEMENT

         AGREEMENT made this 16th day of May, 2003, between Mercantile Funds, Inc. (the "Company"), a Maryland corporation, having its principal place of business at Two Hopkins Plaza, Baltimore, Maryland 21201, and BISYS FUND SERVICES, L.P. d/b/a BISYS FUND SERVICES ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Company and Distributor (f/k/a The Winsbury Company Limited Partnership) entered into a Distribution Agreement dated May 28, 1993 as subsequently amended (the "1993 Agreement"), whereby Distributor agreed to perform distribution services for the Company, which has continued in effect through the date hereof;

         WHEREAS, the Company desires that Distributor continue to act as the distributor of the shares of common stock ("Shares") for the Company and each investment portfolio of the Company, as now in existence and listed on Schedule A, or as hereafter may be established from time to time (individually referred to herein as the "Fund" and collectively as the "Funds"), and the Funds offer shares of one or more classes (each such class together with all other classes subsequently established by a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Company is an open-end management investment company and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act").

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

         1.  Duties and Covenants of the Distributor.

         2. Distributor will act as agent of Company on behalf of each Fund for the distribution of the Shares covered by the registration statement and prospectus of Company then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean the registration statement and any amendments thereto, then in effect, including Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean the then-current form of prospectus and statement of additional information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statement together with any amendments and supplements thereto.

         3. Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in

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connection with such solicitation. The Company understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Companies. The Company agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Company under this Paragraph 1.2.

         Distributor shall engage in, at its own expense (except as provided in Section 4 herein), appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, the compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

         4. In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

         5. Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

         6. Distributor will transmit any orders received by it for purchase or redemption of Shares to the transfer agent and custodian for the Funds.

         7. The Distributor may sell Shares to securities dealers, depository institutions or other financial intermediaries, but shall act only on its own behalf as principal if it chooses to enter into selling agreements ("Selling Agreements") with any such party.

         8. No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission, provided, however, that nothing contained in this Section 1.7 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from a Shareholder in accordance with the provisions of the Company's prospectus, Articles of Incorporation, or Bylaws

         9. The Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in

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writing by the Company, which approval shall not be unreasonably withheld, but such approval shall not be required where the Distributor may be exposed to civil or criminal liability for failure to disclose such information, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

         10. The Distributor shall provide the Board with a written report of the amounts expended in connection with this Agreement as request by the Board.

         11. The Distributor shall be responsible for reviewing and making such filings, as required, of advertisements and sales literature relating to the Fund that have been furnished to the Distributor.

         12. Duties and Covenants of the Company.

         13. The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

         14. The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Company, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

         15. The Company represents and warrants to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Company with the Commission under the Securities Act have been prepared in conformity with requirements of the Securities Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of the Securities Act and the rules and regulations of the Commission, and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the

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Company shall not propose any amendment or amendments and/or supplement or supplements with in fifteen days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Company for, any liability or loss resulting from the failure to implement such amendment. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

         16. The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         17. of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

         18. in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

         19. of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

         20. of all action of the Commission with respect to anys statement or prospectus which may from time to time be filed with the Commission.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         21. The Company may request Distributor to use an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing by a third party known to the Company under circumstances in which Distributor will not review the orders. Under such circumstances, the Company acknowledges and agrees that it will independently determine that the third party is a satisfactory service provider and that the Distributor's review will not be necessary.

         22. Indemnification.

         22.1  3.1    The Company authorizes the Distributor and dealers to use
any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless

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disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Shares. The Company agrees to indemnify, defend and hold the Distributor, its several partners and employees, and any person who controls the Distributor within the meaning of
Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its partners and employees or any such controlling person, may incur (a) as the result of acting as distributor of the Funds; (b) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either of such documents not misleading or
(iii) any Company related advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.) to the extent such non-compliance arises from information furnished to the Distributor in writing by the Company for use in advertisements or sales literature; or (c) arising out of or based upon the electronic processing of orders over the internet. The Company's agreement herein to indemnify the Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses (x) arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to the Company by the Distributor for such use and used in the registration statement or in corresponding statements made in the prospectus, advertisement or sales literature, or (y) arising out of or based upon any omission or alleged omission to state a material fact in such information furnished by the Distributor which is required to be stated or necessary to make the information not misleading; and further provided that the Company's agreement to indemnify the Distributor and the Company's representations and warranties set forth in Paragraph 2.3 shall not be deemed to cover any liability to the Company or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement, or by the Distributor's failure to comply with any laws, rules or regulations applicable to it in connection with its distribution of the Shares.

         In the event of a formal legal action, the Company's agreement to indemnify the Distributor, it partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Company being provided with written notice of an action brought against Distributor, its partners and employees, or any such controlling person, and identifying the person against whom such action is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. Any failure to promptly notify the Company will not relieve the Company from any liability which the Company may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of

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the Company's indemnity obligations under this Paragraph 3.1. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing chosen by the Company approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Company does not elect to assume the defense of any such suit or in case the Distributor reasonable withholds approval of counsel chosen by the Company, the Company will reimburse the Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Company's indemnification agreement contained in this Section 3.1 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

         22.2 This indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several partners and employees and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation of proceedings against the Company or any of its officers or Directors that may involve the Distributor or otherwise impact its duties under this Agreement.

         22.3  3.2    The Distributor agrees to indemnify, defend and hold the
Company, it's several officers and Directors, and any person who controls the Company within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Company, its officers or Directors or any such controlling person may incur arising out of any breach of the duties and covenants in Section 1 hereof or under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from such claims or demands shall arise directly out any untrue, statement of a material fact contained in information furnished in writing by the Distributor to the Company and used in response to required items of the registration statement or in the corresponding statements made in the prospectus or any omission, or alleged omission, to state material fact required to be stated in such information or necessary to make such information not misleading.

         22.4 The Distributor's agreement to indemnify the Company, its officers and Directors and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being provided with written notice of an action brought against the Company, its officers and Directors, or any such controlling person, and identifying the person against whom such action is brought, and sent to the Distributor identifying the person against whom such action is brought promptly following the indemnified person's receipt

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of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability to the extent the same is based on an alleged misstatement or omission on the Distributor's part, if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Company, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not based solely on an alleged misstatement or omission on the Distributor's part, the Company, it's officers and Directors, or any controlling person, shall have the right to participate in the defense, and the Distributor shall have the right of first control thereof. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Company, the Company and any other defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Company, its officers, directors, employees and controlling persons or other persons named as defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by the Company or them to the extent related to a claim, demand, liability or expense covered under this Section 3.2.

         This indemnity will inure exclusively to the Company's benefit, to the benefit of its officers and Directors and their respective estates, and to the benefit of the controlling persons and their successors. The Distributor agrees promptly to notify the Company of the commencement of any litigation of proceedings against the Distributor or any of its officers or Directors that may involve the Company.

         23. Compensation.

         24. In consideration of the Distributor's services in connection with the distribution of Shares of the Fund and each Class thereof, the Distributor shall receive: (i) any applicable sales charge assessed upon investors in connection with the purchase of Shares; (ii) from the Fund, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares; (iii) from the Fund, the distribution and service fees with respect to the Shares of those Classes as identified in a Distribution and Service Plan under Rule 12b-1 under the 1940 Act attached as Schedule B hereto (the "Plan") at the rate and upon the terms and conditions set forth in such a Plan.

         25. The distribution and service fees shall be accrued daily and shall be paid on the fifteenth business day of each month, or at such time(s) as the Distributor shall reasonably request.

         26. Except as specified in Sections 4.1 and 4.2 of this Agreement, the Distributor shall be entitled to no compensation or reimbursement of expenses for the services provided by the Distributor pursuant to this Agreement.

         27. Distributor acknowledges that Shares may be sold pursuant to programs that provide for reductions in sales charges investors are assessed based upon the dollar

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amounts invested ("breakpoints"). Distributor agrees to require that all Selling
Agreements entered into by the Distributor after the date of this Agreement for the sale of Shares contain provisions providing that that selected dealers and agents (as defined in Section 8) will be responsible for knowing the provisions of any breakpoint programs adopted by the Funds and for appropriately applying the provisions of those programs to the sales of Shares to their customers.

         28. Sale and Payment.

         The Company reserves the right to suspend the offering of Shares of any Class at any time in the absolute discretion of the Company's Board of Directors or officers, and will make reasonable notice to instruct the Distributor to decline to accept any orders for or make any sales of, the Shares until such time as those Directors or officers deem it advisable to accept such orders and to make such sales.

         29. The Company shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable prospectus and shall cause the Transfer Agent to pay such amounts over to the Distributor as promptly as possible after each month end.

         30. Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares," or Shares that are sold subject to a CDSC, "CDSC Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds." Funds that issue CDSC Shares shall hereinafter be referred to collectively as "CDSC Funds." Front-end Load Funds and CDSC Funds may individually or collectively be referred as "Load Funds." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

         31. The Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefore at the applicable public offering price, as defined in Section 6 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefore at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

         32. Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in New York cleared funds equal to the applicable net asset value of such Shares.

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         33. Public Offering Price.

         The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the then-current prospectus of the Load Fund.

         34. Issuance of Shares.

         The Company reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Company or the Load Fund(s) with any other investment company or the acquisition by the Company or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

         35. Selected Dealer and Selected Agent Selling Agreements

         The Distributor shall have the right to enter into Selling Agreements with securities dealers of its choice ("selected dealers") and with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that all Selling Agreements entered into by the Distributor after the date of this Agreement shall be in substantially the form of agreement as set forth in Schedule C hereto or such other form as approved by the Fund. All future Selling Agreements shall specify that Shares of each Fund or Class thereof shall be resold by selected dealers or selected agents only at the public offering prices(s) set forth in the prospectus relating to the Shares. The Distributor shall offer and sell Shares of the Fund to selected dealers only if they are members in good standing of the NASD, and the Distributor will monitor, from time to time, whether disciplinary proceedings or disclosures have been reported concerning selected dealers, and take such action (which may include reporting such information to the Fund), in its reasonable discretion, as may be consistent with its obligations hereunder.

         The Distributor will establish the Fund's relationship with selected dealers and agents, will monitor the relationship as may be appropriate to fulfill its obligations hereunder and may make payments to those selected dealers and agents in such amounts as the Distributor may determine from time to time in its sole discretion. The amount of payments to selected dealers and agents by the Distributor may be reviewed by the Board from time to time; provided, however, that no payment by the Distributor to any selected dealer or agent with respect to a Share shall exceed the amount of payments made to the Distributor hereunder with respect to that Share.

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         36. Anti-Money Laundering Program

         The Distributor and the Company each acknowledge that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act, which require among other things, that financial institutions adopt compliance programs to guard against money laundering. Each of Distributor and the Company agrees that it will take such further steps, and cooperate with the other to facilitate such compliance. The Distributor acknowledges that it is a "Covered Service Provider" as defined in the Company's Anti-Money Laundering Program ("AML Program") and shall assume responsibility for the implementation of the requirements of the AML Program with respect to the services provided under this Agreement. The Distributor represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations. The Distributor undertakes that it shall (a) conduct its operations in accordance with the provisions of the AML Program and applicable laws, regulations and regulatory interpretations, provided that the Distributor shall not be required to comply with any changes, amendment or supplements to the AML Program without its prior written consent; (b) provide access to its books, records and operations relating to its anti-money laundering compliance only with respect to the Funds, by appropriate regulatory authorities, the Funds, and the Company's anti-money laundering Compliance Officer (the Company's Compliance Officer shall have no access to any of Distributor's anti-money laundering operations, books or records pertaining to other clients of Distributor); (c) certify, in writing, no less frequently than annually, that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement; (d) upon request, provide a copy of its anti-money laundering program (or a summary of its program) to the Company's anti-money laundering Compliance Officer; (e) provide periodic reports to the Company's Board of Directors concerning anti-money laundering activities and compliance exceptions, as the parties may agree from time to time; and (f) ensure that Selling Agreements entered into after the date of this Agreement require selected dealers and agents to adopt, as applicable, reasonable anti-money laundering procedures and otherwise comply with applicable anti-money laundering regulations and regulatory interpretations with respect to the sale and redemption of Fund shares. The Company represents and warrants that it will conduct its operations in accordance with the provisions of the AML Program and applicable laws, regulations and regulatory interpretations.

         37. Term, Duration and Termination.

         This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such
Fund). Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Fund and, unless sooner terminated as provided herein, shall continue for a one year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the trust's Board of Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Company's Board of Directors or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with sixty days' prior written notice, by the Company's Board of Directors, by vote of a majority of the outstanding voting securities of the Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignments" shall have the same meaning as ascribed to such terms in the 1940 Act.)

         38. Privacy.

         Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Company to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use a nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of the Funds. The Company represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

         39. Notices.

         Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Company, to it at to John J. Pileggi, President, c/o Mercantile Capital Advisors, Inc., Two Hopkins Plaza, Baltimore, Maryland 21201; with a copy to Jennifer Vollmer, Esq., c/o Mercantile Capital Advisors, Inc., Two Hopkins Plaza, Baltimore, Maryland 21201; and if to BISYS, to it at 3435 Stelzer Road, Columbus, Ohio 43219, Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         40. Assignment.

         This Agreement will also terminate automatically in the event of its assignment.

         41. Modification/Binding Effect.

         This Agreement shall not be changed, modified, terminated or discharged in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors. This Agreement shall bind any successors of the parties hereto.

         42. Separability.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected to the full extent possible.

         43. Applicable Law.

         The laws of the State of Ohio shall control all matters relating to this Agreement and shall apply to the extent not preempted by Federal law.

                                *   *   *   *   *

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                       MERCANTILE FUNDS, INC.


                                       By:  /s/ John J. Pileggi
                                           -------------------------------------
                                       Name: John J. Pileggi
                                       Title: President


                                       BISYS FUND SERVICES, L.P.
                                             By: BISYS Fund Services,Inc.,
                                             its General Partner


                                       By:  /s/ William J. Tomko
                                           -------------------------------------
                                       Name: William J. Tomko
                                       Title: President

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN MERCANTILE FUNDS, INC.
                          AND BISYS FUND SERVICES, L.P.

FUNDS

Prime Money Market Fund Institutional Shares
Prime Money Market Fund Class A
Prime Money Market Fund Class B
Prime Money Market Fund Class C

Government Money Market Fund Institutional Shares
Government Money Market Fund Class A
Government Money Market Fund Class B
Government Money Market Fund Class C

Tax-Exempt Money Market Fund Institutional Shares
Tax-Exempt Money Market Fund Class A
Tax-Exempt Money Market Fund Class B
Tax-Exempt Money Market Fund Class C

Growth & Income Fund Institutional Shares
Growth & Income Fund Class A
Growth & Income Fund Class B
Growth & Income Fund Class C

Limited Maturity Bond Fund Institutional Shares
Limited Maturity Bond Fund Class A
Limited Maturity Bond Fund Class B
Limited Maturity Bond Fund Class C

Maryland Tax-Exempt Bond Fund Institutional Shares
Maryland Tax-Exempt Bond Fund Class A
Maryland Tax-Exempt Bond Fund Class B
Maryland Tax-Exempt Bond Fund Class C

International Equity Fund Institutional Shares
International Equity Fund Class A
International Equity Fund Class B
International Equity Fund Class C

Diversified Real Estate Fund Class Institutional Shares
Diversified Real Estate Fund Class A
Diversified Real Estate Fund Class B
Diversified Real Estate Class C

National Tax-Exempt Bond Fund Class Institutional Shares
National Tax-Exempt Bond Fund Class A
National Tax-Exempt Bond Fund Class B
         National Tax-Exempt Bond Fund Class C

         Total Return Bond Fund Institutional Shares
         Total Return Bond Fund Class A
         Total Return Bond Fund Class B
         Total Return Bond Fund Class C

         Equity Growth Fund Institutional Shares
         Equity Growth Fund Class A
         Equity Growth Fund Class B
         Equity Growth Fund Class C

         Equity Income Fund Institutional Shares
         Equity Income Fund Class A
         Equity Income Fund Class B
         Equity Income Fund Class C

         Intermediate Tax-Exempt Bond Fund Institutional Shares
         Intermediate Tax-Exempt Bond Fund Class A
         Intermediate Tax-Exempt Bond Fund Class B
         Intermediate Tax-Exempt Bond Fund Class C

         Capital Opportunities Fund Institutional Shares
         Capital Opportunities Fund Class A
         Capital Opportunities Fund Class B
         Capital Opportunities Fund Class C

                                   SCHEDULE B

                          TO THE DISTRIBUTIONAGREEMENT
                         BETWEEN MERCANTILE FUNDS, INC.
                          AND BISYS FUND SERVICES, L.P.

                             MERCANTILE FUNDS, INC.
                       (formerly, M.S.D. & T. Funds, Inc.)

                         DISTRIBUTION AND SERVICES PLAN
                               FOR CLASS A SHARES

                  This Distribution and Services Plan (the "Plan") has been adopted by the Board of Directors of Mercantile Funds, Inc. (the "Company") in connection with the Class A Shares of each of the following investment portfolios of the Company: Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Capital Opportunities Fund, International Equity Fund and Diversified Real Estate Fund (collectively, the "Funds"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  Section 1. Expenses. The Company may incur expenses under the Plan in an amount not to exceed 0.50% annually of the average daily net assets attributable to the outstanding Class A Shares of each of the Funds.

                  Section 2. Distribution Payments. (a) The Company may pay the distributor of the Company (the "Distributor") (or any other person) a fee (a "Distribution Fee") of up to 0.25% annually of the average daily net assets attributable to the Class A Shares of each of the Funds. The Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the offering and sale of Class A Shares of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the Fund's Class A Shares shall be computed in the manner specified in the Company's then current Prospectuses and Statements of Additional Information describing such Class A Shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of Class A Shares of the Funds. Such expenses and activities may include but are not limited to: (i) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing Class A Shares of the Funds; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (iii) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (iv) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Distribution Organization") with respect to a Fund's Class A Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or shareholder of record; or (v) such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 Act or rules and regulations thereunder.

                  Section 3. Service Payments. (a) The Company may also pay the Distributor a fee (a "Service Fee"), as defined by Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., which shall be calculated and accrued daily and paid monthly, of up to 0.25% annually of the average daily net assets attributable to the Class A Shares of each of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the Fund's Class A Shares shall be computed in the manner specified in the Company's then current Prospectuses and statements of Additional Information describing such Class A Shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to make periodic payments or commissions to one or more securities dealers, brokers, financial institutions, or other industry professional, such as investment advisors, accountants, and estate planning firms (each a "Service Organization") in order to cover expenses and activities primarily intended to result in the sale of Class A Shares of the Funds.

                  Section 4. Expenses Allocated; Compliance. Amounts paid by a Fund under the Plan must be for services rendered for or on behalf of such Fund's Class A Shares. However, joint distribution financing or other services rendered with respect to such Class A Shares (which may involve other investment funds or companies that are affiliated persons of the Company or affiliated persons of the Distributor) is authorized to the extent permitted by law.

                  Section 5. Reports to Company. So long as this Plan is in effect, the Distributor shall provide the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

                  Section 6. Approval of Plan. This Plan will become effective with respect to a particular Fund on the date the public offering of Class A Shares of such Fund commences upon the approval by a majority of the Board of Directors, including a majority of those directors who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

                  Section 7. Continuance of Plan. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until July 26, 2003, and thereafter for so long as its continuance is specifically approved at least annually by the Company's Board of Directors in the manner described in Section 6 hereof.

                  Section 8. Amendments. This Plan may be amended at any time by the Board of Directors provided that (a) any amendment to increase materially the costs which the Class A Shares of a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding Class A Shares of the Fund affected by such matter, and (b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in Section 6 hereof.

                  Section 9. Termination. This Plan, as to any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Directors, or (b) a vote of a majority of the outstanding Class A Shares of such Fund.

                  Section 10. Selection/Nomination of Directors. While this Plan is in effect, the selection and nomination of those Disinterested Directors shall be committed to the discretion of such Disinterested Directors.

                  Section 11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Adopted:          July 26, 2002, as amended February 7, 2003

                             MERCANTILE FUNDS, INC.
                       (formerly, M.S.D. & T. Funds, Inc.)

                         DISTRIBUTION AND SERVICES PLAN
                               FOR CLASS B SHARES

                  This Distribution and Services Plan (the "Plan") has been adopted by the Board of Directors of Mercantile. Funds, Inc. (the "Company") in connection with the Class B Shares of each of the following investment portfolios of the Company: Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Capital Opportunities Fund, International Equity Fund and Diversified Real Estate Fund (collectively, the "Funds"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  Section 1. Expenses. The Company may incur expenses under the Plan in an amount not to exceed 1.00% annually of the average daily net assets attributable to the outstanding Class B Shares of each of the Funds.

                  Section 2. Distribution Payments. (a) The Company may pay the distributor of the Company (the "Distributor") (or any other person) a fee (a "Distribution Fee") of up to 0.75% annually of the average daily net assets attributable to the Class B Shares of each of the Funds. The Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the offering and sale of Class B Shares of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the Fund's Class B Shares shall be computed in the manner specified in the Company's then current Prospectuses and Statements of Additional Information describing such Class B Shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of Class B Shares of the Funds. Such expenses and activities may include but are not limited to: (i) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing Class B Shares of the Funds; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (iii) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (iv) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Distribution Organization") with respect to a Fund's Class B Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or shareholder of record; (v) the direct or indirect cost of financing the payments or expenses included in (i) and (iv) above; or (vi) such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 Act or rules and regulations thereunder.

                  Section 3. Service Payments. (a) The Company may also pay the Distributor a fee (a "Service Fee"), as defined by Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., which shall be calculated and accrued daily and paid monthly, of up to 0.25% annually of the average daily net assets attributable to the Class B Shares of each of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the Fund's Class B Shares shall be computed in the manner specified in the Company's then current Prospectuses and statements of Additional Information describing such Class B Shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to make periodic payments or commissions to one or more securities dealers, brokers, financial institutions, or other industry professional, such as investment advisors, accountants, and estate planning firms (each a "Service Organization") in order to cover expenses and activities primarily intended to result in the sale of Class B Shares of the Funds.

                  Section 4. Expenses Allocated; Compliance. Amounts paid by a Fund under the Plan must be for services rendered for or on behalf of such Fund's Class B Shares. However, joint distribution financing or other services rendered with respect to such Class B Shares (which may involve other investment funds or companies that are affiliated persons of the Company or affiliated persons of the Distributor) is authorized to the extent permitted by law.

                  Section 5. Reports to Company. So long as this Plan is in effect, the Distributor shall provide the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

                  Section 6. Approval of Plan. This Plan will become effective with respect to a particular Fund on the date the public offering of Class B Shares of such Fund commences upon the approval by a majority of the Board of Directors, including a majority of those directors who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

                  Section 7. Continuance of Plan. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until July 26, 2003, and thereafter for so long as its continuance is specifically approved at least annually by the Company's Board of Directors in the manner described in Section 6 hereof.

                  Section 8. Amendments. This Plan may be amended at any time by the Board of Directors provided that (a) any amendment to increase materially the costs which the Class B Shares of a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding Class B Shares of the Fund affected by such matter, and (b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in Section 6 hereof.

                  Section 9. Termination. This Plan, as to any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Directors, or (b) a vote of a majority of the outstanding Class B Shares of such Fund.

                  Section 10. Selection/Nomination of Directors. While this Plan is in effect, the selection and nomination of those Disinterested Directors shall be committed to the discretion of such Disinterested Directors.

                  Section 11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Adopted:          July 26, 2002, as amended February 7, 2003.

                             MERCANTILE FUNDS, INC.
                       (formerly, M.S.D. & T. Funds, Inc.)

                         DISTRIBUTION AND SERVICES PLAN
                               FOR CLASS C SHARES

                  This Distribution and Services Plan (the "Plan") has been adopted by the Board of Directors of Mercantile Funds, Inc. (the "Company") in connection with the Class C Shares of each of the following investment portfolios of the Company: Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Capital Opportunities Fund, International Equity Fund and Diversified Real Estate Fund (collectively, the "Funds"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  Section 1. Expenses. The Company may incur expenses under the Plan in an amount not to exceed 1.00% annually of the average daily net assets attributable to the outstanding Class C Shares of each of the Funds.

                  Section 2. Distribution Payments. (a) The Company may pay the distributor of the Company (the "Distributor") (or any other person) a fee (a "Distribution Fee") of up to 0.75% annually of the average daily net assets attributable to the Class C Shares of each of the Funds. The Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the offering and sale of Class C Shares of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the Fund's Class C Shares shall be computed in the manner specified in the Company's then current Prospectuses and Statements of Additional Information describing such Class C Shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of Class C Shares of the Funds. Such expenses and activities may include but are not limited to: (i) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing Class C Shares of the Funds; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (iii) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (iv) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Distribution Organization") with respect to a Fund's Class C Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or shareholder of record; or (v) such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 Act or rules and regulations thereunder.

                  Section 3. Service Payments. (a) The Company may also pay the Distributor a fee (a "Service Fee"), as defined by Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., which shall be calculated and accrued daily and paid monthly, of up to 0.25% annually of the average daily net assets attributable to the Class C Shares of each of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the Fund's Class C Shares shall be computed in the manner specified in the Company's then current Prospectuses and statements of Additional Information describing such Class C Shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to make periodic payments or commissions to one or more securities dealers, brokers, financial institutions, or other industry professional, such as investment advisors, accountants, and estate planning firms (each a "Service Organization") in order to cover expenses and activities primarily intended to result in the sale of Class C Shares of the Funds.

                  Section 4. Expenses Allocated; Compliance. Amounts paid by a Fund under the Plan must be for services rendered for or on behalf of such Fund's Class C Shares. However, joint distribution financing or other services rendered with respect to such Class C Shares (which may involve other investment funds or companies that are affiliated persons of the Company or affiliated persons of the Distributor) is authorized to the extent permitted by law.

                  Section 5. Reports to Company. So long as this Plan is in effect, the Distributor shall provide the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

                  Section 6. Approval of Plan. This Plan will become effective with respect to a particular Fund on the date the public offering of Class C Shares of such Fund commences upon the approval by a majority of the Board of Directors, including a majority of those directors who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

                  Section 7. Continuance of Plan. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until July 26, 2003, and thereafter for so long as its continuance is specifically approved at least annually by the Company's Board of Directors in the manner described in Section 6 hereof.

                  Section 8. Amendments. This Plan may be amended at any time by the Board of Directors provided that (a) any amendment to increase materially the costs which the Class C Shares of a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding Class C Shares of the Fund affected by such matter, and (b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in Section 6 hereof.

                  Section 9. Termination. This Plan, as to any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Directors, or (b) a vote of a majority of the outstanding Class C Shares of such Fund.

                  Section 10. Selection/Nomination of Directors. While this Plan is in effect, the selection and nomination of those Disinterested Directors shall be committed to the discretion of such Disinterested Directors.

                  Section 11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Adopted:          July 26, 2002, as amended February 7, 2003

                                   SCHEDULE C

                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN MERCANTILE FUNDS, INC.
                          AND BISYS FUND SERVICES, L.P.

                                SELLING AGREEMENT

                             Mercantile Funds, Inc.

Dear Sirs:

                  As the principal underwriter of shares of the investment portfolios of Mercantile Funds, Inc., (the "Funds") an open-end management investment company, shares of which companies are distributed by us, BISYS Fund Services Limited Partnership ("BISYS") at their respective net asset values plus sales charges as applicable, pursuant to our Distribution Agreement with the Funds, BISYS invites you to participate as a non-exclusive principal in the distribution of shares of any and all of the Funds upon the following terms and conditions:

1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of the Funds subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. You agree to act only as principal in such transactions and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. All orders are subject to acceptance by us and become effective only upon confirmation by us. BISYS reserves the right in our sole discretion to reject any order. The minimum dollar purchase of shares of the Funds shall be the applicable minimum amounts described in the then current prospectuses and statements of additional information and no order for less than such amounts will be accepted.

2. If BISYS and a Fund accept a purchase order and you settle the order by making payment for the shares, you will be entitled to receive the following:

         (a) With respect to shares subject to an initial sales load, such Fund will allow directly to you the applicable percentage of the initial sales load from the amount paid by your customer. The initial sales loads for any shares and the applicable percentages of the initial sales loads payable to you for such shares shall be as set forth in
         Schedule 1 hereto.

         (b) With respect to shares subject to a contingent deferred sales charge ("CDSC"), BISYS will pay to you the applicable percentage of any advance commission as set forth in Schedule 1 hereto . In no event shall BISYS deduct the amount of any advance commission from the public offering price of the shares that must be forwarded to the Fund. In order to receive advance commissions from us on shares subject to a CDSC, you must:

            (i) open investor accounts with the Fund on a fully-disclosed basis; or

            (ii) agree in writing to collect and remit the applicable CDSC in a manner acceptable to us and the Funds.

         (c) If at any time during the applicable CDSC holding period (as described in the prospectus for such shares), you no longer satisfy the requirements set forth above (whether by transfer of record ownership or otherwise), you agree to pay to us the amount of CDSC that would have been payable upon redemption of such shares.

         (d) From time to time during the term of this Selling Agreement BISYS may make payments to you pursuant to one or more of the distribution and/or service plans adopted by certain of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") in consideration of your furnishing distribution and/or shareholder services hereunder with respect to each such Fund. BISYS has no obligation to make any such payments and you waive any such payments until BISYS receives monies therefor from the Fund. Any such payments made pursuant to this Section 2(d) shall be subject to the following terms and conditions:

            (i) Any such payments shall be in such amounts as set forth on
         Schedule 1 hereto, but in any event not in excess of the amounts permitted by the plan in effect with respect to each particular Fund and will be based on the dollar amount of Fund shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Funds or their agents, designate your firm as the customer's dealer of record. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement. No such fee will be paid to you with respect to shares purchased by you and redeemed by the Funds or by us as agent within seven business days after the dates of confirmation of such purchase. The fee rate stated on Schedule 1 hereto may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you.

                                    (ii) Provisions of this Section 2(d) relate to the plan adopted by a particular Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 2(d) shall provide the Fund's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                                    (iii) The provisions of this Section 2(d) applicable to each Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Act. The provisions of this Section 2(d) shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement, in the event such Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this
                                    Section 2(d) may be terminated at any time, without penalty, by either party with respect to any particular Plan or not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

         (e) Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each Fund's then current prospectus and statement of additional information. To obtain these reductions, BISYS must be notified when the sale takes place which would qualify for the reduced charge.

         (f) There is no sales charge or discount to selected dealers on the reinvestment of any dividends or distributions.

3. All purchases of shares of a Fund made under any cumulative purchase privilege as set forth in a Fund's then current effective prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in section 2 hereof.

4. As a member of the Selling Group, you agree to purchase shares of the Funds only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and BISYS agrees that BISYS will not place orders for the purchase of shares from a Fund except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by each such Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any shares of a Fund for the account of a record holder to us or to such Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

6. You agree to sell shares of the Funds only (a) to your customers at the public offering prices then in effect or (b) to us as agent for the Funds or to each such Fund itself at the redemption price, as described in each Fund's then current effective Prospectus.

7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, BISYS will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the applicable Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to such Fund or to us from your failure to make payment as aforesaid.

8. (a) If any shares sold to you under the terms of this Agreement are repurchased by a Fund or by us as agent, or for the account of that Fund or are tendered to that Fund for purchase at liquidating value under the terms of the Agreement and declaration of Trust or other document governing such Fund within seven (7) business days after the date of confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and BISYS agrees to pay such amount to the Fund when received by us. BISYS shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

         (b) If you hold shares in an omnibus account for two or more customers, you will be responsible for determining, in accordance with the prospectus, whether, and the extent to which, a CDSC is applicable to a purchase of shares from such a customer, and you agree to transmit immediately to us any CDSC to which such purchase was subject. You hereby represent that if you hold shares subject to a CDSC, you have the capability to track and account for such charge, and BISYS reserves the right, at our discretion, to verify that capability by inspecting your tracking and accounting system or otherwise.

9. All sales will be subject to receipt of shares by us from the Funds. BISYS reserves the right in our discretion without notice to you to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement.

10. No person is authorized to make any representations concerning the Funds or shares of the Funds except those contained in each Fund's then current effective prospectus or statement of additional information and any such information as may be released by a Fund as information supplemental to such prospectus or statement of additional information. In purchasing shares through us you shall rely solely on the representations contained in each Fund's then current effective prospectus or statement of additional information and supplemental information above-mentioned.

11. You understand that certain series of the Funds presently have the authority to offer multiple classes of shares and that in granting such authority, the Securities and Exchange Commission has required that all persons selling shares of any such series agree to conform to certain dealer compliance standards adopted by us and annexed hereto as Appendix A. You hereby agree that the entry by you of an order for the purchase of shares of any series offering multiple classes shall constitute your agreement to conform to such standards.

12. You understand and acknowledge that each Fund offers its Shares in multiple classes, each subject to differing sales charges and financing structures. You hereby represent and warrant that you have established compliance procedures designed to ensure that Customers are made aware of the terms of each available class of the applicable Fund's Shares, to ensure that each Customer is offered only Shares that are suitable investments of that Customer, to ensure that each Customer is availed the opportunity of applicable sales charge break-points as detailed in each Fund Prospectus, and to ensure proper supervision of your registered representatives in recommending and offering multiple classes of Shares to its Customers.

13. (a) Upon request by a customer or Shareholder, you will send a copy of the current prospectus of any shares (including the statement of additional information if expressly requested) and the annual or semi-annual report for any Fund ("Disclosure Documents") to the customer within three business days of such request.

         (b) Additional copies of each such prospectus or statement of additional information and any printed information issued as supplemental to each such prospectus or statement of additional information will be supplied by us to members of the Selling Group in reasonable quantities upon request.

14. You agree to provide all necessary information to comply properly with all federal, state and local reporting and backup withholding requirements for your customer accounts including, without limitation, those requirements that apply by treating shares as readily tradable instruments. You represent and agree that all Taxpayer Identification Numbers ("TINS") provided are certified, and that no account which requires a certified TIN will be established without such certified TIN.

15. BISYS, its affiliates and the Funds shall not be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute such instructions for any reason.

16. All communications to us shall be sent to us at BISYS Fund Services Limited Partnership, 3435 Stelzer Road, Columbus, Ohio 43219, Attn:
         Chief Compliance Officer, BD Compliance. Any notice to you shall be duly given if mailed or telegraphed to you at your address given below or as registered from time to time with the National Association of Securities Dealers, Inc.

17. This Agreement may be terminated upon written notice, without penalty, by either party at any time. In addition, this Agreement shall automatically terminate in the event of its assignment, in the event that our distribution agreement with the Funds is terminated, or in the event that you are expelled as a member of the National Association of Securities Dealers, Inc.

18. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of

         Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of the Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

         If you are offering and selling shares of the Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Conduct Rules of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the Funds, their investment advisor, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

19. The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the AML Acts), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations, including 3011 of the NASD, in all relevant respects.

20. (a) BISYS will indemnify and hold you harmless from any claim, demand, loss, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of us, our agents and employees, in carrying out our obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

         (b) You will indemnify and hold us harmless from any claim, demand, loss, expense, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of you, your agents and employees, in carrying out your obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

21. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

22. This Agreement may be amended by us from time to time by the following procedure. BISYS will mail a copy of the amendment to you at your address as written below. If you do not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of the Agreement. Your objection must be in writing and be received by us within such fifteen days. In addition, if any provision of this Agreement is held to be invalid, the remaining provisions of the Agreement shall continue to be valid and enforceable.

23. This Agreement shall be construed in accordance with the laws of the State of Ohio and shall be binding upon both parties hereto on the date a fully executed copy of this Agreement is received by us.

-----------------------------------------                  ---------------------
By:                                                        Date

FOR BISYS FUND SERVICES LIMITED PARTNERSHIP
By: BISYS Fund Services, Inc., General Partner


For:
--------------------------------------------------------------------------------
(Name of broker/dealer firm)


--------------------------------------------------------------------------------
      Address of Principal Office


--------------------------------------------------------------------------------
      City                             State                       Zip Code


By:                               Its:
------------------------------    -----------------------------   --------------
      Authorized Signature             Title                           Date


------------------------------
      Print Name

43.1     Appendix A

                BISYS FUND SERVICES LIMITED PARTNERSHIP ("BISYS")
                        COMPLIANCE/SUITABILITY STANDARDS

Because shares of the Mercantile Family of Funds distributed by BISYS Fund Services Limited Partnership are being offered through a multiple class distribution system pursuant to which two or more classes of shares of an investment portfolio (a "Fund") may be available for purchase, it is essential that the following Compliance/Suitability Standards are adhered to in offering and selling shares of the Funds to investors. All dealers offering shares of the Funds ("Dealer") and their representatives are required to comply with these standards. By selling shares of the Funds, Dealers shall be deemed to have agreed to the following procedures:

I.       Applicable Standards

Because multiple classes of shares of the Funds are available it is important that each investor purchases not only the portfolio that best suits his or her investment objective, but also the class of shares that offers the most beneficial distribution financing method for the investor based upon his or her particular situation and preferences. To assist you and your clients in making these decisions and to ensure proper supervision of mutual fund purchase recommendations given to your clients, Fund share purchase recommendations and orders must be carefully reviewed by your organization and its registered representatives in light of all the facts and circumstances to ascertain that the class of shares to be purchased by your client is appropriate and suitable for such client based upon:

(a)      the dollar amount of the proposed investment;

(b) the anticipated length of time the investor expects to hold his or her shares; and

(c) any other relevant circumstances such as the availability of reduced sales charges under letters of intent and/or rights of accumulation.

There are instances when one distribution financing method may be more appropriate than another. For example, shares subject to front-end sales charges ("FESC") may be more appropriate than shares subject to a contingent deferred sales charge ("CDSC") for large investors who qualify for a significant quantity discount on the FESC. Conversely, shares subject to CDSC may be more appropriate for investors whose orders would not qualify for quantity discounts and who, therefore, may prefer to defer salescharges and also for investors who determine it to be advantageous to have all of their funds invested without deduction of a FESC. If, however, it is anticipated that an investor may redeem his or her shares within a short period of time, the investor may, depending on the amount of his or her purchase, bear higher distribution expenses by purchasing CDSC shares than if he or she purchased shares subject to a FESC.

It is the obligation of your representatives to have, or to obtain from each client, sufficient information regarding the circumstances of such client's proposed investment, and to discuss such circumstances with the client as necessary, so that the representative and the client may determine that the particular class of shares to be purchased is appropriate for the client.

II.      Compliance

Dealers' supervisory procedures should be adequate to assure that a branch office manager or other appropriate reviewing officer ("Reviewing Officers") monitors compliance with the foregoing standards and to assure that appropriate consideration has been given to the choice of available distribution financing methods offered by the Funds and to the impact of choosing one method over another. In certain instances, it may be appropriate for Reviewing Officers to discuss the purchase directly with the client. The foregoing standards as well as the examples cited above, should assist your representatives and Reviewing Officers in reviewing purchase orders and in supervising purchase recommendations.

III.     Effectiveness

Effective immediately, these Compliance/Suitability Standards shall be followed by Dealers in connection with the offering and sale of shares of the Funds. Copies should be provided to your registered representatives and to Reviewing Officers.

Questions of representatives and Reviewing Officers regarding these Compliance/Suitability Standards should be directed to Dealers' national mutual fund sales and marketing groups legal departments or compliance directors, as appropriate. BISYS' Compliance Department will respond to all questions Dealers may have regarding these standards and will advise Dealers of any changes in these standards.

                                   SCHEDULE 1

                                     TO THE

                    MERCANTILE FUNDS, INC. SELLING AGREEMENT

43.2     As of (date)___________________________

The following lists the Funds and Shares subject to the Selling Agreement and any compensation payable to Dealer pursuant to the Selling Agreement. Dealer Reallowances of the initial sales loads and Advance Commissions are paid as a percentage of public offering price. Distribution Fees, Service Fees and any supplemental payments are paid at an annual rate on the average net asset value of shares held in Fund accounts attributed to Dealer pursuant to the Selling Agreement. Each Fund's Prospectus and Statement of Additional Information shall control in case of any conflict with this Schedule. BISYS reserves the right to modify this schedule at any time.

EQUITY FUNDS:                          BOND FUNDS:
Growth & Income Fund                   Limited Maturity Bond Fund
Equity Income Fund                     Total Return Bond Fund
Equity Growth Fund                     Maryland Tax-Exempt Bond Fund
Capital Opportunities Fund             Intermediate Tax-Exempt Bond Fund
International Equity Fund              National Tax-Exempt Bond Fund
Diversified Real Estate Fund
                                       MONEY MARKET FUNDS:
                                       Prime Money Market Fund
                                       Government Money Market Fund
                                       Tax-Exempt Money Market Fund

44.      CLASS A SHARES

    PURCHASE AMOUNT BREAKPOINTS            DEALER REALLOWANCE - PAID MONTHLY
----------------------------------------------------------------------------
                                          EQUITY FUNDS            BOND FUNDS
                                          ----------------------------------
Less than $100,000                                4.25%                 3.75%
$  100,000 - $249,999                             3.00                  2.50
$  250,000 - $499,999                             2.00                  1.50
$  500,000 - $999,999                             1.50                  1.00
$1,000,000 and over                               1.00                  0.50

ALL FUNDS:
12b-1 Service Fee                         0.25% - paid monthly

45.               CLASS B SHARES

45.1     All Funds

Advance Commission                        4.00% - paid monthly
12b-1 Service Fee                         0.25% paid monthly beginning at the
                                          13th month

46.               CLASS C SHARES

ALL FUNDS
Advance Commission                        1.00% - paid monthly
12b-1 Distribution Fee                    0.75% paid monthly beginning at the
                                          13th month
12b-1 Service Fee                         0.25% paid monthly beginning at the
                                          13th month